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                                                                      EXHIBIT 11

                             POLARIS INDUSTRIES INC.

                       COMPUTATION OF NET INCOME PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)
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                                                            QUARTER ENDED                           YEAR-TO-DATE
                                                            -------------                           ------------
                                                 June 30, 1995         June 30, 1994      June 30, 1995      June 30, 1994
                                                 -------------         -------------      -------------      -------------
                                                                        (pro forma)                           (pro forma)
Net Income for the Period                          $12,535                $7,348             $25,475             $13,492
                                                   -------                ------             -------             -------
                                                   -------                ------             -------             -------
Weighted Average Number of Outstanding:
 Common shares                                      18,211                18,111              18,163              18,065

 Rights                                                316                   296                 364                 342
                                                       ---                   ---                 ---                 ---
                                                       ---                   ---                 ---                 ---
   Total common and common equivalent
     shares                                         18,527                18,407              18,527              18,407
                                                   -------                ------             -------             -------
                                                   -------                ------             -------             -------

Net Income Per Share                                  $.68                  $.40               $1.38               $0.73
                                                      ----                  ----               -----               -----
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